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Exhibit 99.(d)(ii)

SPIRENT plc
SPIRENT STOCK OPTION PLAN
STOCK OPTION AGREEMENT

        Unless expressly provided herein, the terms defined in the Spirent Stock Option Plan (the "Plan") shall have the same defined meanings in this Stock Option Agreement (the "Option Agreement").

1.     NOTICE OF STOCK OPTION GRANT
(the "Optionee")

        The undersigned Optionee has been granted an option (which, for residents of the United States of America is a Non-Qualified Stock Option (the "NQSO)) to purchase Ordinary shares (the "Shares") of Spirent plc (the "Company"), subject to the rules of the Plan and this Option Agreement, as follows:

Grant Reference No
Date of Grant
Total Number of Shares Granted under option
Exercise Price	pence per share
Vesting Commencement Date
Term/Expiration Date

Exercise Price:

        The Exercise Price per Share of the Option granted hereunder is the Fair Market Value ("FMV") of a Spirent plc Ordinary share at the close of business on the date the Option is granted.

Vesting Schedule:

        This Option shall be exercisable over a period of four years, as to 25% from the Vesting Commencement Date and monthly thereafter in equal proportions (i.e. 1 × 48th per month of the total number of Shares granted), provided the Optionee remains in employment.

Termination Period:

        This Option shall terminate, subject to this Option Agreement and to the Plan rules, when Optionee ceases to be an employee. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

2.     AGREEMENT

        (a)    Grant of Option.    The Company hereby grants to the Optionee named in the Notice of Grant an option (the "Option") to purchase the total number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the rules of the Plan, which is incorporated herein by reference. In the event of a conflict between the rules of the Plan and this Option Agreement, the rules of the Plan shall prevail.

        Residents of the United States of America are advised that if designated in the Notice of Grant as an Incentive Stock Option ("Incentive Options"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the

$100,000 rule of Code Section 422(d), this Option shall be treated as a Nonqualifying Stock Option ("NQSO").

        (b)    Exercise of Option.

        (i)    Right to Exercise.    This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

        (ii)    Method of Exercise.    This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") accompanied by cleared payment of the aggregate Exercise Price as to all Exercised Shares. The Option shall be declared exercised by the Company upon its receipt of such fully executed Exercise Notice and the corresponding aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        (c)    Optionee's Representations.    Residents of the United States of America are advised that in the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

        (d)    Lock-Up Period.    Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        (e)    Method of Payment.    Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

  (i)
  cash or check; or

  (ii)
  consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

        (f)    Restrictions on Exercise.    This Option may not be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law or the Company's Articles of Association. Notwithstanding the foregoing, to the extent necessary to comply with applicable laws with respect to the grant of the Option and the Optionees acquisition of Shares upon the exercise of the Option granted hereunder, the Company shall have the right to delay or suspend the exercisability of the Option in the manner set forth in the Plan.

        (g)    Non-Transferability of Option.    This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

        (h)    Term of Option.    This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and this Option Agreement.

        (i)    Tax Consequences.    The Optionee should consult a tax advisor about the tax consequences of exercise of this Option and disposition of the Shares.

        (j)    Post-Termination Exercise Period.    Notwithstanding Section 2(a), if an Optionee voluntarily terminates his or her employment or is discharged unless such termination is for cause as defined by applicable law, any Option which is capable of being exercised as at the time of termination shall be exercisable for sixty (60) days from the date of termination. If the Optionee's employment terminates due to Optionee's death or disability, each Option may be exercised, to the extent that it was exercisable on the date of such death or termination of employment, for one year after the Optionee ceases to be an employee and if exercise of such Option is delayed under the terms of Article V Section 3 of the Plan and pursuant to Section 6 above, the period of post-termination exercise shall be tolled during any such period of delay in accordance with the applicable provisions of Article V Section 3. Nothing in this Section 10 shall be construed to allow any Option to be exercised later than the expiration of the term of this Option. Any portion of an Option that is not exercisable on the date the Optionee ceases to be an employee shall be forfeited on such date of termination. If the Optionee's employment is terminated for cause, all outstanding Options, whether exerciseable or not, shall be forfeited at date of termination.

        (k)    Entire Agreement; Governing Law.    The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

        (l)    No Guarantee of Continued Service.    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OF THE COMPANY OR ANY EMPLOYING COMPANY OF THE SPIRENT plc GROUP OF COMPANIES (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR, AS AFORESAID, ANY EMPLOYING COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

        OPTIONEE ACKNOWLEDGES THAT HE/SHE IS NOT INDUCED TO PURCHASE THE SECURITIES BY EXPECTATION OF EMPLOYMENT OR CONTINUED EMPLOYMENT WITH THE COMPANY, OR AS AFORESAID ANY EMPLOYING COMPANY.

        Optionee acknowledges that a copy of the Plan has been made available to him or her and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Remuneration Committee upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company and the Plan Administrator upon any change in the residence address indicated below.

OPTIONEE
Signature	Paul Eardley Company Secretary, Spirent plc
Print Name
Residence Address

EXHIBIT A

SPIRENT plc STOCK OPTION PLAN

EXERCISE NOTICE

Spirent plc
c/o Spirent Communications Inc.
26750 Agoura Road
Calabasas, California 91302

Attention: Stock Plan Administrator

        1.    Exercise of Option.    Effective as of today,                         , 20    , the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase                        Ordinary shares (the "Shares") of Spirent plc (the "Company") under and pursuant to the Spirent Stock Option Plan (the "Plan") and the Stock Option Agreement dated                        , 20    , the "Option Agreement").

        2.    Delivery of Payment.    Purchaser herewith delivers to the Company the aggregate price in respect of the Shares to be exercised.

        3.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4.    Rights as Shareholder.    Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

        5.    Tax.    Optionee understands that Optionee may suffer tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        Optionee agrees that the Company or the employing company of the Optionee within the Spirent plc group of companies may withhold and/or recover any amount and make any arrangement (including the sale of any Shares on Optionee's behalf) as it considers necessary to meet any liability with respect to taxation or social security contributions (and in the case of Canadian residents, Canada pension plan premiums, employment insurance premiums and similar taxes or levies) in respect of Optionee's participation in the Plan.

        6.    Restrictive Legends and Stop-Transfer Orders

        (a)    Legends.    Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

        (b)    Stop-Transfer Notices.    Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        (c)    Refusal to Transfer.    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        7.    Successors and Assigns.    The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, and successors.

        8.    Interpretation.    Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Remuneration Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Remuneration Committee shall be final and binding on all parties.

        9.    Governing Law; Severability.    This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Delaware.

        10.    Entire Agreement.    The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by: OPTIONEE	Accepted for and on behalf of: SPIRENT plc
Signature	By:
Print Name	Title:
Residence Address:

Date Received

Date

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  Exhibit 99.(d)(ii)
EXHIBIT A SPIRENT plc STOCK OPTION PLAN EXERCISE NOTICE